Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VanEck Merk Gold Trust (the “Trust”) on Form 10-Q for the quarter ended April 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: June 07, 2019	/s/ Axel Merk**
Axel Merk*
President and Chief Investment Officer
(Principal Executive Officer and Principal Financial Officer)

*	The Registrant is a trust and Mr. Merk is signing in his capacities as officers of Merk Investments LLC, the Sponsor of the Registrant.
**	The original executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.